EXHIBIT 13.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Levon Resources Ltd. (the "Company") on Form 20-F for the year ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Gary Roberston, Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(3)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 12, 2007

/s/ Gary Robertson
Gary Robertson, Principal Financial Officer